Filed Pursuant to Rule 424(b)(3)
Registration No. 333-277087

Equitable Financial Life Insurance Company

Equitable Financial Life Insurance Company of America

Supplement dated August 16, 2024 to the Structured Investment Option Prospectus dated May 1, 2024

For New Jersey Contracts Only

This Supplement modifies certain information in the above-referenced Prospectus (the “Prospectus”) offered by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America. You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center at 800-628-6673.

The purpose of this Supplement is to provide New Jersey contract owners tabular comparison information as specified and required by the State of New Jersey Division of Insurance.

Hypothetical comparison for contracts issued in New Jersey:

Standard Segment
Segment Duration (in months)	12	Valuation Date (months since Segment Start date)	9
Segment Investment	$1000.00	Time to Maturity (in months)	3
Segment Buffer	-10%		Segment Interim Value	Segment Maturity Value
Performance Cap Rate	5%	Change in Index Value: 10%	$1,041.38	$1,050.00
		-10%	$969.70	$1,000.00

SIO/New Biz	Cat #800172 (8/24)
(#866397)